Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165870 on Form S-8 of CRH public limited company of our report dated June 29, 2015 appearing in this Annual Report on Form 11-K of the Oldcastle 401(k) Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

June 29, 2015